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                                                                    EXHIBIT 99.1



Investor Relations - Gregory Riedel (508) 347-4222


                GALILEO REPORTS THIRD QUARTER FISCAL 1998 RESULTS
--------------------------------------------------------------------------------

STURBRIDGE, MA, JULY 23, 1998 - Galileo Corporation (NASDAQ National Market:
GAEO) today reported financial results for the third quarter of fiscal 1998.

Revenues for the third quarter were $12,106,000 versus $7,516,000 in the third quarter of last year. For the third quarter, the Company realized a loss of $3,330,000, or a loss of $0.41 per share. The loss includes a provision for $984,000, or $0.12 per share, principally related to the potential uncollectibility of receivables from a significant medical endoscope customer that has recently experienced severe liquidity issues. Although some or all of this receivable may be collectible in the future, management believes that the provision is appropriate given current circumstances.

Higher than expected losses were realized in principally two business areas.

In the Medical Endoscope Products business, the Company invested significant resources in unsuccessfully securing a marketing relationship for a recently developed application-specific endoscope. In addition, orders for existing products have significantly decreased during the third quarter as a result of lower than expected product requirements by the Company's marketing partners.

In Scientific Detector and Remote Spectroscopy Products, revenues were adversely impacted by foreign shipment restrictions placed on the Company's microchannel plate products by the US Department of Defense. For the past four years these products were shipped to foreign customers


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under licenses granted by the US Department of Commerce. During the third quarter, the Department of Defense restricted foreign shipments pending a jurisdictional ruling of licenses between these two departments. This jurisdictional ruling will decide whether any future licenses will be granted. The Company is aggressively working with these departments and its elected federal officials to keep jurisdiction with the Department of Commerce. As of the date of this announcement, no decision has been reached, and there can be no assurance that the outcome will be favorable to the Company. In addition, third quarter revenues were negatively impacted by reduced shipments of the Company's detector products to semiconductor equipment manufacturers who have significantly reduced orders in response to the Asian economic downturn. These events negatively impacted third quarter revenues by approximately $800,000.

Responding to these adverse events, the Company has adopted a reorganization plan to significantly reduce costs. The Company has instituted a reduction in force of approximately 85 employees, which will result in annualized savings of approximately $3,600,000. This reduction will be based principally at the Company's corporate headquarters in Sturbridge, MA, and involves employees that support Scientific Detector and Remote Spectroscopy Products, Medical Endoscope Products and various corporate administrative functions. The reduction in force will be completed in compliance with federal law, which requires that a 60-day notice be given to affected employees. The Company's fourth quarter results will include a charge for as much as $900,000, or $0.11 per share, in salary and related benefit expenses for employees who have received termination notices.

In addition, as a result of the aforementioned slowdown in the Company's Scientific Detector and Remote Spectroscopy Products and Medical Endoscope Products, the Company can no longer continue to invest in its Medical Endoscope Products, and it has, therefore, suspended all investments for this business and will eliminate certain significant related activities. In connection with this action, during the fourth quarter the Company will record a charge of up to $3,700,000, or $0.46 per share, to reduce the carrying values of related equipment and inventories to fair market value.

Due to the losses for the quarter, the Company is in violation of the covenants of its bank loan which gives the bank the right to accelerate the loan. The Company is discussing with the bank a waiver of


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the violation and an increase in the loan amount to fund ongoing cash requirements. There can be no assurance that the waiver or an increase in the loan amount will be obtained.

William T. Hanley, President and Chief Executive Officer, commented, "We are very disappointed in our third quarter performance and have taken quick, remedial action to dramatically reduce expenses and focus the Company's development efforts on its emerging telecommunication products. We will also continue to work aggressively with our elected officials to regain foreign shipment licenses for our microchannel plate products." Mr. Hanley continued, "On the positive side, we are currently providing Beta test optical amplifiers for the 1310nm region of the spectrum to a telecommunications service provider and a CATV equipment manufacturer, and we are in the process of testing our first WDM filters developed at OFC to Bellcore standards. We are pleased with the progress we've achieved increasing our women's health products revenues from our supply and distribution agreement with PSS World Medical, Inc. In addition, our recently acquired OFC subsidiary performed well for the quarter. We believe that focusing our efforts in telecommunication and women's health medical products provides the foundation for future growth."

Galileo, along with its recently acquired wholly-owned subsidiary, OFC Corporation, develops, manufactures and markets products based on its core optical and photonic technologies for applications in medical products and instruments, telecommunications products, analytical instruments and office equipment. Leisegang Medical, a wholly-owned subsidiary, develops, manufactures, and markets women's health-related medical products. Please visit our web sites at www.galileocorp.com, www.ofccorp.com and www.leisegang.com for additional information.

NOTE TO INVESTORS
Forward-looking statements in this release, including statements regarding the continuing operations of recently acquired companies, the expected growth from the PSS World Medical, Inc supply and distribution agreement and the above-referenced reorganization plan are based on information available to the Company on the date hereof. The Company's actual results could differ materially from those stated or implied by such forward-looking statements, due to risks and uncertainties associated with the continued integration of newly acquired operations, the Company's dependence


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on a major distributor and the successful completion of the Company's reorganization plan. The forward-looking statements should be considered in the context of these and other risk factors disclosed in the Company's fiscal 1997 SEC Form 10-K.


                         (Financial information follows)


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                               GALILEO CORPORATION
                CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
                             (Dollars in thousands)

                                                              June 30, 1998   Sept. 30, 1997
                                                              ------------------------------
ASSETS
------

Current assets:
  Cash and cash equivalents                                      $  1,146        $ 9,546
  Accounts receivable, net                                          7,968          5,639
  Inventories, net                                                 11,473          6,614
  Other current assets                                                302            187
                                                                 -----------------------
  Total current assets                                             20,889         21,986

Property, plant and equipment, net                                 17,950         15,372

Excess of cost over the fair value of assets acquired, net         20,051          3,873


Other assets, net                                                   1,758          1,496
                                                                 -----------------------
Total assets                                                     $ 60,648        $42,727
                                                                 =======================

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Accounts payable and accrued liabilities                       $  7,810        $ 5,669
  Note payable                                                      1,298             --
                                                                 -----------------------
    Total current liabilities                                       9,108          5,669

Other liabilities                                                   1,148            956
Long-term debt                                                     10,300             --
                                                                 -----------------------
Total liabilities                                                  20,556          6,625
Shareholders' equity:
  Common stock                                                         80             69
  Additional paid-in capital                                       52,075         42,951
  Accumulated deficit                                             (12,063)        (6,918)
                                                                 -----------------------
Total shareholders' equity                                         40,092         36,102
                                                                 -----------------------
Total liabilities and shareholders' equity                       $ 60,648        $42,727
                                                                 =======================






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                               GALILEO CORPORATION
             CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
                  (Amounts in thousands except per share data)

                                            For the Three Months Ended            For the Nine Months Ended
                                                     June 30,                              June 30,
                                              1998               1997               1998              1997
                                            ---------------------------------------------------------------

Net Sales                                   $12,106            $ 7,516            $32,540          $ 25,948
Cost of sales                                 8,384              5,499             21,859            16,733
                                            ---------------------------------------------------------------

Gross profit                                  3,722              2,017             10,681             9,215

Engineering expenses                          1,644              1,361              4,614             3,844

Selling and administrative expenses           4,289              2,355             10,051             6,868

Provision for potential uncollectible
    receivables                                 984                 --                984                --

Reduction in carrying value of certain           --                 --                 --             2,226
    long-lived assets

Reorganization costs                             --                 --                 --             6,872
                                            ---------------------------------------------------------------

                                              6,917              3,716             15,649            19,810
                                            ---------------------------------------------------------------

Operating loss before other income
(expense) and income taxes                   (3,195)            (1,699)            (4,968)          (10,595)

Other income (expense)                         (179)               198               (241)              691
                                            ---------------------------------------------------------------
Loss before income taxes                     (3,374)            (1,501)            (5,209)           (9,904)

Provision (benefit) for income taxes            (44)                12                (64)              153
                                            ---------------------------------------------------------------

Net loss                                    $(3,330)           $(1,513)           $(5,145)         $(10,057)
                                            ===============================================================
Basic and diluted loss per share            $ (0.41)           $ (0.22)           $ (0.69)         $   (.47)

Weighted average shares outstanding           8,042              6,854              7,509             6,846